JAMES FRANCIS McNULTY, JR
ATTORNEY AND COUNSELOR AT LAW
1290 THRID STREET
CALIMESA, CALIFORNIA 92320
TELEPHONE (909) 795 1453
FACSIMILE TRANSMISSION: (909) 795 0854
THIS LETTER TO ADDRESSEE IS PERSONAL AND CONFIDENTIAL
LETTER AGREEMENT
NOVEMBER 9, 2005 MODIFICATIN OF CANCELLATION OF THAT CERTAIN LICENSING, MANUFACTURING AND PURCHASE AGREEMENT DATE DECEMBER 4, 2002, ASSIGNMENTS OF US PATENTS 5,841,622 AND 6,575,073 DATED NOVEMBER 26, 2004 AND ANY MODIFICATION(S) OF ANY OF THE ABOVE CITED AGREEMENTS OCCURING HERETOFORE.
Any contrary provisions of the Agreements not withstanding, Stinger Systems, Inc. shall register the 75,000 shares of stock in the first stock registration, occurring hereafter. Stinger Systems, Inc. shall have no other or further obligation to register the 75,000 shares.
Signatures by fax shall be as valid as originals.

/s/ James McNulty
James McNulty,
as an individual

/s/ Robert Gruder
Robert Gruder
For Stinger Systems, Inc.